______________________________________________
          ______________________________________________


               SUBSCRIPTION AND OPTION AGREEMENT

                            between

                        G.E.M. USA, INC.

                              and

                  BOONTON ELECTRONICS CORPORATION



                    DATED:  October 21, 1996

          ______________________________________________
          ______________________________________________



                         TABLE OF CONTENTS


1.   SUBSCRIPTION FOR COMMON SHARES. . . . . . . . . . . . . .

     1.1  Subscription. . . . . . . . . . . . . . . . . . . . .
     1.2  Subscription Price. . . . . . . . . . . . . . . . . .
     1.3  Payment of Subscription Price . . . . . . . . . . . .
     1.4  Certificates for Common Shares. . . . . . . . . . . .

2.   OPTION. . . . . . . . . . . . . . . . . . . . . . . . . .

     2.1  Option . . . . . . . . . . . . . . . . . . . . . . .
     2.2  Option Period. . . . . . . . . . . . . . . . . . . .
     2.3  Exercise of Option . . . . . . . . . . . . . . . . .
     2.4  Option Price . . . . . . . . . . . . . . . . . . . .
     2.5  Certificates for Option Shares . . . . . . . . . . .
     2.6  Assignability of Option. . . . . . . . . . . . . . .

3.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .

     3.1  Representations and Warranties of the Company. . . .
     3.2  Representations and Warranties of Buyer. . . . . . .
     3.3  Survival of Representations and Warranties and
          Covenants. . . . . . . . . . . . . . . . . . . . . .

4.   CLOSING REQUIREMENTS. . . . . . . . . . . . . . . . . . .

     4.1  The Company's Deliverables . . . . . . . . . . . . .
     4.2  Buyer's Deliverables . . . . . . . . . . . . . . . .
     4.3  The Company's Post-Execution Deliverables. . . . . .

5.   FIRST SUBSCRIPTION AGREEMENT. . . . . . . . . . . . . . .

6.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .

     6.1  Indemnification by the Company . . . . . . . . . . .
     6.2  Indemnification by Buyer . . . . . . . . . . . . . .

7.   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . .

8.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .

9.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .

     9.1  Entire Agreement . . . . . . . . . . . . . . . . . .
     9.2  Binding Effect . . . . . . . . . . . . . . . . . . .
     9.3  Headings . . . . . . . . . . . . . . . . . . . . . .
     9.4  Counterparts . . . . . . . . . . . . . . . . . . . .
     9.5  Assignment . . . . . . . . . . . . . . . . . . . . .
     9.6  Fees and Expenses/Brokers. . . . . . . . . . . . . .
     9.7  Applicable Law . . . . . . . . . . . . . . . . . . .

               SUBSCRIPTION AND OPTION AGREEMENT


          THIS AGREEMENT made this 21st day of October, 1996 by and between BOONTON ELECTRONICS CORPORATION, a company incorporated under the laws of the State of New Jersey, U.S.A. whose principal business address is at 25 Eastmans Road, Parsippany, New Jersey 07054, United States of America (the "Company") and G.E.M. USA, INC., a company incorporated under the laws of Delaware whose principal business address is at General de Mesure et de Maintenance Electronique, S.A., c/o Metrix S.A., Parc des Glaisins, 6, avenue du Pre' Challes, B.P. 330, 74943 Annecy-le-Vieux Cedex, France ("Buyer").

                         WITNESSETH:

          WHEREAS, the Company and Buyer entered into that certain Subscription and Option Agreement dated as of February 23, 1996, as amended on June 24, 1996 and July 15, 1996 (true copies of which are attached hereto as Exhibit A and are hereinafter collectively referred to as the "First Subscription Agreement") pursuant to which (i) Buyer agreed to purchase 180,300 shares of Common Stock in the Company representing, when issued, approximately 11.836% of all the issued and outstanding shares of capital stock in the Company (the "Treasury Shares"), and (ii) the Company granted to Buyer, among other things, an option to acquire an additional 523,700 shares of Common Stock in the Company (the "First Option") within the earlier to occur of (i) 30 days following written notice by the Company to Buyer of the issuance to the Company of a final Administrative Consent Order by the New Jersey Department of Environmental Protection ("DEP") setting forth the terms of a comprehensive environmental cleanup and/or remediation plan for the Company's former leasehold facility located at Pomeroy Road in Parsippany, New Jersey (the "Property") in form and substance acceptable to Buyer in its sole and absolute discretion, or (ii) August 15, 1996 (the "First Option Period"); and

          WHEREAS, Buyer did not exercise the First Option prior to the expiration of the First Option Period for the reasons stated to the Company in the letter from Buyer's counsel dated August 13, 1996, to the effect that Buyer was not satisfied with the proposed remediation procedures to be adopted by the Company with respect to the Property as contained in that certain Memorandum of Agreement dated March 31, 1995, with proposed amendments thereto through August, 1996, by and between the Company and the DEP; and

          WHEREAS, the Company desires to sell to Buyer (pursuant to authority from the Company's Board of Directors previously given pursuant to a resolution adopted in accordance with Section 8 of the First Subscription Agreement) the number of shares of Common Stock in the Company contained under the First Option free and clear of all liens, encumbrances, security interests, title defects and restrictions, and Buyer is willing to subscribe for and/or acquire an option to subscribe for such shares of Common Stock in the Company which, when fully issued, together with Buyer's prior acquisition of the Treasury Shares, would represent approximately 34.2% of all the issued and outstanding shares of Common Stock in the Company, pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   SUBSCRIPTION FOR COMMON SHARES.

     1.1 Subscription. Subject to the terms and conditions of this Agreement, Buyer hereby subscribes for Eighty Thousand (80,000) shares of Common Stock in the Company (the "Common Shares"), free and clear of all liens, encumbrances, security interests, title defects and restrictions.

     1.2 Subscription Price. The subscription price for the Common Shares shall be Two and 50/100 ($2.50) U.S. Dollars per
Common Share (the "Subscription Price").

     1.3 Payment of Subscription Price. Buyer hereby agrees to pay the Subscription Price to the Company on or prior to ________, 1996, provided, however, that the Company shall have satisfied each of the conditions set forth in Section 4.3 of this Agreement to the satisfaction of Buyer. The Subscription Price shall be paid in immediately available funds by wire transfer or cable to the account of the Company in the manner designated by the Company on the date on which the Company has satisfied each of the conditions set forth in Section 4.3 of this Agreement to the satisfaction of Buyer.

     1.4 Certificates for Common Shares. Upon its receipt of the Subscription Price, the Company shall immediately cause to be issued and delivered to Buyer a certificate evidencing Buyer's ownership interest in and title to the Common Shares on the form of certificate approved by the Company, duly endorsed in blank, together with proof that Buyer's name and its ownership of the Common Shares has been added to the Company's Stock Register and Stock Transfer Ledger.

2.   OPTION.

     2.1 Option. In consideration of One ($1.00) Dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to Buyer the exclusive right and option (the "Option") during the Option Period, as that term is defined in Section 2.2 below, to subscribe for up to Four Hundred Forty Three Thousand Seven Hundred (443,700) shares of Common Stock in the Company (the "Option Shares") free and clear of all liens, encumbrances, security interests, title defects and restrictions, against payment therefor of the Option Price as provided in Section 2.4 below.

     2.2 Option Period. The Option may be exercised by Buyer at any time from and after the execution of this Agreement through and including April 21, 1997 (the "Option Period").

     2.3 Exercise of Option. The Option may be exercised by Buyer at any time during the Option Period by written notice to the Company no later than 5:00 p.m. Eastern Standard Time on the last day of the Option Period (the "Option Notice"). The Option Notice shall set forth Buyer's binding subscription for the Option Shares, free and clear of all liens, encumbrances, security interest, title defects and restrictions and subject to all of the terms and conditions of this Agreement, it being the intention of the parties hereto that the Company's representations, warranties, covenants and indemnifications provided herein to Buyer shall extend to Buyer's subscription for the Option Shares as if such representations, warranties, covenants and indemnifications had been made by the Company to Buyer upon Buyer's exercise of the Option.

     2.4 Option Price. On the timely exercise of the Option by Buyer, Buyer agrees to pay the Company Three and 24/100 ($3.24) U.S. Dollars per Option Share (the "Option Price") in immediately available funds by wire transfer or cable to the account of the Company in the manner designated by the Company.

     2.5 Certificates for Option Shares. Upon its receipt of the Option Price the Company shall immediately cause to be issued and delivered to Buyer certificates evidencing Buyer's ownership interest in and title to the Option Shares on the form of certificate approved by the Company, duly endorsed in blank, together with proof that Buyer's name and ownership of the Option Shares has been added to the Company's Stock Register and Stock Transfer Ledger.

     2.6 Assignability of Option. The Option is non-assignable, and any attempted assignment of the Option by Buyer is void and shall cause the Option to terminate automatically without notice.

3.   REPRESENTATIONS AND WARRANTIES.

     3.1 Representations and Warranties of the Company. The Company hereby reaffirms and restates to Buyer each and every representation and warranty made by it in the First Subscription Agreement to the same extent as if each such representation and warranty was fully set forth at length herein, and as to each such representation and warranty hereby confirms that each such representation and warranty is true and accurate as of the date hereof; other than with respect to the representations made in (i)
Section 5.1(c) of the First Subscription Agreement which is hereby amended to reflect that as of the date hereof the total issued and outstanding share capital of the Company consists of 1,636,585 common shares, and (ii) Section 5.1(i) of the First Subscription Agreement.

     3.2 Representations and Warranties of Buyer. Buyer hereby reaffirms and restates to the Company each and every representation and warranty made by it in the First Subscription Agreement to the same extent as if each such representation and warranty was fully set forth at length herein, and as to each such representation and warranty hereby confirms that each such representation and warranty is true and accurate as of the date hereof.

     3.3 Survival of Representations and Warranties and Covenants. Buyer and the Company agree that the representations, warranties and covenants contained in this Agreement shall survive the execution and delivery of this Agreement.

4.   CLOSING REQUIREMENTS.

     4.1  The Company's Deliverables.  Upon the execution of this
Agreement by the parties hereto:

          (A) The Company shall cause to be delivered to Buyer (a) proper evidence demonstrating that Buyer's name has been included in the Company's Stock Register and Stock Transfer Ledger, and (b) certified true copies of the following documents duly executed and approved for or on behalf of the Company:

                    (i) resolutions of the Company authorizing and approving the terms of this Agreement, including, without limitation, the issuance of the Common Shares to Buyer and approving the terms of the Option, and that certain shareholder's and voting agreement dated as of the date hereof by and between Buyer, the Company and each of John M. Young, Ronald T. DeBlis and Jack Frucht;

                    (ii) resolutions of the Company authorizing and directing its appropriate officers to allot, transfer and deliver the Common Shares (and Option Shares upon Buyer's exercise of the Option) to Buyer and directing the Secretary to enter Buyer's name and stock ownership on the records of the Company.

     4.2 Buyer's Deliverables. Upon the execution of this Agreement by the parties hereto, Buyer shall cause to be delivered to the Company payment of the Subscription Price in the manner provided by Section 1.3 of this Agreement together with a certified true copy of resolutions duly adopted for and on behalf of Buyer authorizing Buyer to enter into and perform this Agreement and the shareholder's and voting agreement.

     4.3 The Company's Post-Execution Deliverables. On or prior to __________, 1996, or such later date as may be agreed to by Buyer in writing, the Company shall cause to be delivered to Buyer certificates evidencing the Common Shares, which shall be duly endorsed in blank by the Company.

5.   FIRST SUBSCRIPTION AGREEMENT.

          Notwithstanding anything herein contained to the contrary, the parties hereto acknowledge and agree that the provisions contained in Section 4 and Section 8 of the First
Subscription Agreement are in full force and effect and that nothing in this Agreement shall be construed as superseding any of the terms or provisions contained therein.

6.   INDEMNIFICATION.

     6.1 Indemnification by the Company. The Company hereby agrees to indemnify and hold harmless Buyer against and from any and all claims, actions or causes of action, assessments, losses, damages (including damages which are consequential in nature or are related to unrealized or lost profits), liabilities, costs and expenses, including without limitation reasonable attorneys' fees and expenses, which the Buyer may suffer or incur resulting from, related to or arising out of any breach of the representations, warranties and covenants of the Company contained in this Agreement or the nonfulfillment of any agreement on the part of the Company contained in this Agreement.

     6.2 Indemnification by Buyer. Buyer hereby agrees to indemnify and hold harmless the Company against and from any and all claims, actions or causes of action, assessments, losses, damages (including damages which are consequential in nature or are related to unrealized or lost profits) liabilities, costs and expenses, including without limitation reasonable attorneys' fees and expenses, which it may suffer or incur resulting from, relating to or arising out of any breach of the representations, warranties and covenants of Buyer contained in this Agreement or the nonfulfillment of any agreement on the part of Buyer contained in this Agreement.

7. FURTHER ASSURANCES. The parties hereto each agree to execute such other documents, agreements or instruments as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

8. NOTICES. Any notices or other communications required or permitted hereunder, shall be sufficiently given if in writing and delivered or sent by internationally recognized overnight express courier service or by fax transmittal, as follows or to such other address or fax transmittal number as the parties shall have given notice of pursuant to the foregoing terms:

          If to Buyer, to:

                    G.E.M. USA, Inc.
                    c/o Metrix S.A.
                    Metrix S.A.
                    6, avenue du Pre Challes - BP 330
                    74943 Annecy-le-Vieux Cedex
                    Attn:  Daniel Auzan, President
                    Fax Number:  011 33 50 64 22 93
          With a copy to:

                    Graham, Curtin & Sheridan
                    A Professional Association
                    4 Headquarters Plaza
                    P.O. Box 1991
                    Morristown, New Jersey 07962-1991, U.S.A.
                    Attn:  Joseph M. Lamastra, Esq.
                    Fax Number:  (201) 898-0107

          If to the Company, to:

                    Boonton Electronics Corporation
                    25 Eastmans Road
                    Parsippany, New Jersey 07054, U.S.A.
                    Attn:  President
                    Fax Number:  (201) 386-9191

          With a copy to:

                    Smith, Luhn,& Doran, P.C.
                    Courthouse Plaza
                    60 Washington Street
                    Morristown, NJ 07960
                    Attention:  Gregory P. Luhn, Esq.
                    Fax Number:  (201) 292-9168

9.   MISCELLANEOUS.

     9.1 Entire Agreement. This written document expresses the entire agreement among the parties hereto and supersedes any prior agreements or understandings concerning the subject of this Agree-ment. No amendment shall be valid unless in writing and signed by all parties.

     9.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

     9.3 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     9.5 Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties.

     9.6 Fees and Expenses/Brokers. Each party to this Agreement shall be responsible for and pay his/her own legal, accounting and other costs and expenses incurred by them in connection with this Agreement and the transactions contemplated thereby. The parties hereby represent to each other that they have not entered into any agreement or incurred any obligation, directly or indirectly, for the payment of any broker's or finder's fee or commission in connection with this Agreement and the transactions contemplated thereby.

     9.7 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or considering such provision shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepares the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Agreement and that legal counsel was consulted by each party before the execution of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Subscription and Option Agreement as of the day and year first above written.
                         Company:

Attest:                  BOONTON ELECTRONICS CORPORATION


_____________________    By:  /s/ Victor Tolan
                              ------------------
                              VICTOR TOLAN



                         Buyer:

                         G.E.M. USA, INC.



______________________   By:  /s/ Daniel Auzan
                              ----------------------
                              Daniel Auzan, President